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                                                                    EXHIBIT 99.4

PART I

ITEM 1. BUSINESS

      F.N.B. Corporation (the Corporation) was formed in 1974 as a bank holding company. During 2000, the Corporation elected to become and remains a financial holding company under the Gramm-Leach-Bliley Act of 1999. The Corporation has four reportable business segments: community banking, wealth management, insurance agency and consumer finance. For additional information regarding these segments, refer to the Business Segments footnote in the Notes to Consolidated Financial Statements, which is filed as an exhibit to this Form 8-K Report.

      On December 17, 2003, the Board of Directors of the Corporation declared a pro rata distribution payable to its holders of record of outstanding common stock at the close of business on December 26, 2003, the record date for the distribution, of one share of First National Bankshares of Florida, Inc. (FNBF) common stock for every share of the Corporation's common stock (the Distribution). Prior to the Distribution, which took effect at 12:01 a.m., Eastern Standard Time, on January 1, 2004 (the Distribution Date), the Corporation transferred all of its Florida operations, which included First National Bank of Florida (FNB Florida), Robert Bouchard Insurance, Inc. (RBI) and First National Wealth Management Company (FNWMC), to FNBF and, since January 1, 2004, has conducted no operations in Florida other than consumer finance operations. The restated consolidated financial statements of the Corporation filed as an exhibit to this Form 8-K Report for the three-year period ended December 31, 2003 reflect the operations of FNBF as discontinued operations. As a result of the Distribution, all of the outstanding shares of FNBF common stock were distributed to the Corporation's shareholders. Immediately following the Distribution, the Corporation and its subsidiaries did not own any shares of FNBF common stock, which became an independent public company. FNBF's common stock is listed on the New York Stock Exchange (NYSE) under the symbol "FLB." On December 17, 2003, the Corporation listed its common stock with the NYSE under the symbol "FNB."

      As of January 1, 2004, the Corporation owned and operated a regional community bank, a consumer finance company, an insurance agency and First National Trust Company (FNTC). In addition, as of January 1, 2004, it had full service banking offices in Pennsylvania and Ohio and consumer finance operations in those states and Tennessee. As of January 1, 2004, the Corporation's insurance agency has operations in Pennsylvania.

      The Corporation regularly evaluates the potential acquisition of, and holds discussions with, various acquisition candidates and as a general rule the Corporation publicly announces such acquisitions only after a definitive agreement has been reached.

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      The Corporation, through its subsidiaries, provides a full range of financial services, principally to consumers and small- to medium-size businesses in its market areas. The Corporation's business strategy has been to focus primarily on providing quality, community-based financial services adapted to the needs of each of the markets it serves. The Corporation has emphasized its community orientation by preserving local advisory boards of directors and by allowing local management certain autonomy in decision-making, enabling them to respond to customer requests more quickly and concentrate on transactions within their market areas. However, while the Corporation has sought to preserve some decision-making at a local level, it has established centralized legal, loan review, accounting, investment, audit, loan operations and data processing functions. The centralization of these processes has enabled the Corporation to maintain consistent quality of these functions and to achieve certain economies of scale.


      During the first quarter of 2003, $125.0 million of Corporation-obligated mandatorily redeemable capital securities (capital securities) of a subsidiary trust holding solely junior subordinated debt securities of the Corporation (debentures) were issued by F.N.B. Statutory Trust I (Statutory Trust) for the purpose of funding the acquisition of a bank that was subsequently included in the spin-off of the Corporation's Florida operations. The Corporation owns 100% of the common equity of the Statutory Trust. The Statutory Trust was formed for the sole purpose of issuing the capital securities and investing the proceeds from the sale of such capital securities in the debentures. The debentures held by the Statutory Trust are its sole assets. Distributions on the capital securities issued by the Statutory Trust are payable quarterly at a rate per annum equal to the interest rate being

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earned on the debentures held by the Statutory Trust and are recorded as interest expense by the Corporation. The capital securities are subject to mandatory redemption, in whole or in part, upon repayment of the debentures. The capital securities bear interest at a floating rate per annum equal to the three-month LIBOR plus 325 basis points. The rate in effect at December 31, 2003 was 4.39%. The Corporation has entered into agreements that, taken collectively, fully and unconditionally guarantee the capital securities subject to the terms of each of the guarantees. The Corporation has determined that it is not the primary beneficiary of the Statutory Trust and will not consolidate it.

      The Corporation completed the planned redemption of its Preferred Series A and Preferred Series B stock during the second quarter of 2003. In connection with the redemption, the Corporation issued shares of its common stock out of treasury stock for the remaining outstanding preferred stock. The Corporation issued 15,882 and 264,568 shares of its common stock for the remaining 19,174 and 98,851 shares of Preferred Series A and Preferred Series B stock, respectively. As a result of the redemption, the Corporation no longer has any outstanding shares of Preferred Series A or Preferred Series B stock.

      The Corporation's lending philosophy is to minimize credit losses by following strict credit approval standards (which include independent analysis of realizable collateral value), diversifying its loan portfolio by industry and borrower and conducting ongoing review and management of the loan portfolio. The Corporation is an active residential mortgage lender, and its commercial loans are generally to established businesses within its market areas. The Corporation has no highly leveraged transaction loans.

      No material portion of the deposits of the Corporation's bank subsidiary has been obtained from a single or small group of customers, and the loss of any customer's deposits or a small group of customers' deposits would not have a material adverse effect on the

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business of the Corporation. The majority of the deposits held by the
Corporation's bank subsidiary have been generated within the subsidiary's market area.


      As of December 31, 2003, the Corporation had six other subsidiaries, Penn-Ohio Life Insurance Company (Penn-Ohio), First National Corporation (FNC),

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F.N.B. Building Corporation (F.N.B. Building), First National Management
Corporation (FNMC), First National Community Development Corporation (FNCDC) and First National Bankshares of Florida, Inc. (FNBF). Penn-Ohio underwrites, as a reinsurer, credit life and accident and health insurance sold by the Corporation's subsidiaries. FNC and FNMC hold equity securities and other assets for the holding company. F.N.B. Building owns real estate that is leased to certain affiliates. FNCDC holds equity investments as a limited partner in various housing developments for low income individuals. FNBF was created to facilitate the spin-off of the Corporation's Florida operations. FNBF was structured as a mid-tier holding company and it owned the following subsidiaries: FNB Florida, RBI and FNWMC. FNB Florida, RBI and FNWMC were part of the Florida operations spun-off by the Corporation on January 1, 2004 and are reflected as discontinued operations in the restated consolidated financial statements of the Corporation filed as an exhibit to this Form 8-K Report.

OPERATIONS OF THE BANK SUBSIDIARY

      The Corporation's bank subsidiary offers services traditionally offered by full-service commercial banks, including commercial and individual demand and time deposit accounts and commercial, mortgage and individual installment loans. In addition to traditional banking products, the Corporation's bank subsidiary offers various alternative investment products, including mutual funds and annuities.

      In addition, FNTC provides a broad range of personal and corporate fiduciary services, including the administration of decedent and trust estates. As of December 31, 2003, the market value of trust assets under management totaled approximately $1.3 billion at FNTC. On December 31, 2003, FNTC was a subsidiary of First National Bank of Pennsylvania .

OPERATIONS OF THE INSURANCE AGENCY

      The Corporation's insurance agency, Gelvin, Jackson & Starr, Inc., operates as a full-service agency offering all lines of commercial and personal insurance through major carriers.

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OPERATIONS OF THE CONSUMER FINANCE SUBSIDIARY

      The Corporation's consumer finance subsidiary, Regency Finance Company (Regency), is involved principally in making personal installment loans to individuals and purchasing installment sales finance contracts from retail merchants. Such activity is primarily funded through the sale of the Corporation's subordinated notes at Regency's branch offices in Pennsylvania, Ohio and Tennessee.

OPERATIONS OF THE WEALTH MANAGEMENT SUBSIDIARIES

      First National Bank of Pennsylvania (FNBPA) has a contractual arrangement with an affiliate, First National Investment Services Company (FNIS), to offer security brokerage, annuity and investment advisory services through a third-party marketing arrangement that FNIS has with INVEST Financial Corporation. FNBPA also owns FNTC, a full service trust company, that offers trust, fiduciary, investment and advisory services to its customers in Pennsylvania and Ohio.

OPERATIONS OF THE INVESTMENT ADVISOR SUBSIDIARY

      FNTC's subsidiary, F.N.B. Investment Advisors, Inc., is registered with the Securities and Exchange Commission (SEC) as an investment advisor and, therefore, is subject to the requirements of the Investment Advisors Act of 1940 and the SEC's regulations thereunder. The principal purpose of the regulations applicable to investment advisors is the protection of clients and the securities markets, rather than the protection of creditors and stockholders of investment advisors. The regulations applicable to investment advisors cover all aspects of the investment advisory business, including limitations on the ability of investment advisors to charge performance-based or non-refundable fees to clients, record-keeping, operating marketing and reporting requirements, disclosure requirements, limitations on principal transactions between an advisor or its affiliates and advisory clients, as well as general anti-fraud prohibitions. The Corporation's investment advisory subsidiary also may be subject to certain state securities laws and regulations.

      In addition, since the Corporation's investment advisor subsidiary is an investment advisor to registered investment companies and other managed accounts, the investment advisory company is subject to the requirements of the Investment Company Act of 1940 and the SEC's regulations thereunder.

      Additional legislation, changes in rules promulgated by the SEC, other federal and state regulatory authorities and self-regulatory organizations or changes in the interpretation or enforcement of existing laws and rules may directly affect the method of operation and profitability of investment advisors. The profitability of investment advisors could also be affected by rules and regulations that impact the business and financial communities in

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general, including changes to the laws governing taxation, antitrust regulation and electronic commerce.

      Under various provisions of the federal securities laws, including in particular those applicable to broker-dealers, investment advisors and registered investment companies and their service providers, a determination by a court or regulatory agency that certain violations have occurred at a company or its affiliates can result in a limitation of permitted activities and disqualification to continue to conduct certain activities.

MARKET AREA AND COMPETITION

      The Corporation's Pennsylvania subsidiaries operate in Pennsylvania, northern and central Tennessee and northeastern Ohio in an area that has a diversified mix of light manufacturing, service and distribution industries. This area is served by Interstates 90, 76, 79 and 80, and is located at the approximate midpoint between New York City and Chicago. The area is also close to the Great Lakes shipping port of Erie and the Greater Pittsburgh International Airport.

      The Corporation's subsidiaries compete for deposits, loans and service business with a large number of other financial institutions, such as commercial banks, savings banks, savings and loan associations, credit life insurance companies, mortgage banking companies, consumer finance companies, credit unions and commercial finance and leasing companies, many of which have greater resources than the Corporation. In providing wealth and asset management services, the Corporation's subsidiaries compete with many other financial services firms, brokerage firms, mutual fund complexes, investment management firms, trust and fiduciary service providers and insurance agencies.

      In the consumer finance subsidiary's market areas of Pennsylvania, Ohio and Tennessee, the active competitors include banks, credit unions and national, regional and local consumer finance companies, some of which have substantially greater resources than that of the consumer finance subsidiary. The ready availability of consumer credit through charge accounts and credit cards constitutes additional competition. In this market area,

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competition is based on the rates of interest charged for loans, the rates of interest paid to obtain funds and the availability of customer services.

      The ability to access and use technology is an increasingly important competitive factor in the financial services industry. Technology is not only important with respect to delivery of financial services, but also in processing information. Each of the Corporation's subsidiaries must continually make technological investments to remain competitive in the financial services industry.

EMPLOYEES

      As of February 13, 2004, the Corporation and its subsidiaries had 1,325 full-time and 357 part-time employees. Management of the Corporation considers its relationship with its employees to be satisfactory.

MERGERS AND ACQUISITIONS

      See the Mergers and Acquisitions footnote in the Notes to Consolidated Financial Statements, which is filed as an exhibit to this Form 8-K Report.

GOVERNMENT SUPERVISION AND REGULATION

      The following discussion describes elements of an extensive regulatory framework applicable to bank holding companies, financial holding companies and banks and specific information about the Corporation and its subsidiaries. Federal regulation of banks, bank holding companies and financial holding companies is intended primarily for the protection of depositors and the Bank Insurance Fund rather than for the protection of stockholders and creditors. Numerous laws and regulations govern the operations of financial services institutions and their holding companies. Accordingly, the following discussion is general in nature and does not purport to be complete or to describe all of the laws and regulations that apply to the Corporation and its subsidiaries.

General

      As a registered bank holding company and financial holding company, the Corporation is subject to the supervision of, and regular inspection by, the Board of Governors of the Federal Reserve System (Federal Reserve Board). The Corporation's subsidiary bank and trust company are organized as national banking associations, which are subject to regulation, supervision and examination by the Office of the Comptroller of the Currency (OCC), the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board and other federal and state regulatory agencies. In addition to banking laws, regulations and regulatory agencies, the Corporation and its subsidiaries and affiliates are

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subject to various other laws and regulations and supervision and examination by other regulatory agencies, all of which directly or indirectly affect the operations and management of the Corporation and its ability to make distributions to stockholders.

      A financial holding company and the companies under its control are permitted to engage in activities considered "financial in nature or incidental thereto" as defined by the Gramm-Leach-Bliley Act and Federal Reserve Board interpretations, including, without limitation, insurance and securities activities, and therefore may engage in a broader range of activities than permitted for bank holding companies and their subsidiaries. A financial holding company may engage directly or indirectly in activities considered financial in nature, either de novo or by acquisition, provided the financial holding company gives the Federal Reserve Board after-the-fact notice of the new activities. The Gramm-Leach-Bliley Act also permits national banks to engage in activities considered financial in nature through a financial subsidiary, subject to certain conditions and limitations and with the approval of the OCC.

      The Federal Reserve Board is the "umbrella" regulator of a financial holding company. In addition, a financial holding company's operating entities, such as its subsidiary broker-dealers, investment managers, investment companies, insurance companies and banks, are also subject to the jurisdiction of various federal and state "functional" regulators.

Interstate Banking

      Bank holding companies, including those that are also financial holding companies, are required to obtain the prior approval of the Federal Reserve Board before acquiring more than five percent of any class of voting stock of any non-affiliated bank. Pursuant to the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (Interstate Banking and Branching Act), a bank holding company may acquire banks located in states other than its home state without regard to the permissibility of such acquisitions under state law, but subject to any state requirement that the bank has been organized and operating for a minimum period of time, not to exceed five years, and the requirement that the bank holding company, after the proposed acquisition, control no more than 10 percent of the total amount of deposits of insured depository institutions in the United States and no more than 30 percent or such lesser or greater amount set by state law of such deposits in that state.

      Subject to certain restrictions, the Interstate Banking and Branching Act also authorizes banks to merge across state lines to create interstate banks. The Interstate Banking and Branching Act also permits a bank to open new branches in a state in which it does not already have banking operations if such state enacts a law permitting de novo branching. During 2003, the Corporation had two retail subsidiary national banks: First National Bank of Pennsylvania and FNB Florida. FNB Florida was part of the Florida operations spun-off by the Corporation on January 1, 2004 and its operations are reflected as discontinued operations in the restated consolidated financial statements of the Corporation filed as an

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exhibit to this Form 8-K Report. First National Bank of Pennsylvania owns and operates eleven interstate branch offices within Ohio.

Changes in Regulations

      Proposals to change the laws and regulations governing the banking industry are frequently introduced in Congress, in the state legislatures and before the various bank regulatory agencies. The likelihood and timing of any proposals or legislation and the impact they might have on the Corporation and its subsidiaries cannot be determined at this time.

Capital and Operational Requirements

      The Federal Reserve Board, the OCC and the FDIC have issued substantially similar risk-based and leverage capital guidelines applicable to United States banking organizations. In addition, these regulatory agencies may from time to time require that a banking organization maintain capital above the minimum levels, whether because of its financial condition or actual or anticipated growth. The Federal Reserve Board's risk-based guidelines define a three-tier capital framework. Tier 1 capital includes common shareholders' equity and qualifying preferred stock, less goodwill and other adjustments. Tier 2 capital, which consists of preferred stock not qualifying as Tier 1 capital, mandatory convertible debt, limited amounts of subordinated debt, other qualifying term debt and the allowance for credit losses up to 1.25 percent of risk-weighted assets. Tier 3 capital includes subordinated debt that is unsecured, fully paid, has an original maturity of at least two years, is not redeemable before maturity without prior approval by the Federal Reserve Board and includes a lock-in clause precluding payment of either interest or principal if the payment would cause the issuing bank's risk-based capital ratio to fall or remain below the required minimum.

      The sum of Tier 1 and 2 capital less investments in unconsolidated subsidiaries represents the Corporation's qualifying total capital. Risk-based capital ratios are calculated by dividing Tier 1 and total capital by risk-weighted assets. Assets and off-balance sheet exposures are assigned to one of four categories of risk-weights, based primarily on relative credit risk. The minimum Tier 1 capital ratio is four percent and the minimum total capital ratio is eight percent. At December 31, 2003, the Corporation's Tier 1 and total risk-based capital ratios under these guidelines were 9.2% and 10.9%, respectively. At December 31, 2003, the Corporation had $165.0 million of capital securities that qualified as Tier 1 capital and $27.0 million of subordinated debt that qualified as Tier 2 capital. Effective upon the spin-off of the Florida operations, approximately $77.0 million and $10.0 million of these capital securities continued to qualify for Tier 1 and Tier 2 capital, respectively.

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      The leverage ratio is determined by dividing Tier 1 capital by adjusted average total assets. Although the stated minimum ratio is 100 to 200 basis points above three percent, banking organizations are required to maintain a ratio of at least five percent to be classified as well capitalized. The Corporation's leverage ratio at December 31, 2003 was 6.7%. The Corporation meets its leverage ratio requirements.

      The Federal Deposit Insurance Corporation Improvement Act of 1991 (FDICIA), among other things, identifies five capital categories for insured depository institutions (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized) and requires the respective federal regulatory agencies to implement systems for "prompt corrective action" for insured depository institutions that do not meet minimum capital requirements within such categories. FDICIA imposes progressively more restrictive constraints on operations, management and capital distributions, depending on the category in which an institution is classified. Failure to meet the capital guidelines could also subject a banking institution to capital raising requirements. An "undercapitalized" bank must develop a capital restoration plan and its parent holding company must guarantee that bank's compliance with the plan. The liability of the parent holding company under any such guarantee is limited to the lesser of five percent of the bank's assets at the time it became "undercapitalized" or the amount needed to comply with the plan. Furthermore, in the event of the bankruptcy of the parent holding company, such guarantee would take priority over the parent's general unsecured creditors. In addition, FDICIA requires the various regulatory agencies to prescribe certain non-capital standards for safety and soundness relating generally to operations and management, asset quality and executive compensation and permits regulatory action against a financial institution that does not meet such standards.

      The various bank regulatory agencies have adopted substantially similar regulations that define the five capital categories identified by FDICIA, using the total risk-based capital, Tier 1 risk-based capital and leverage capital ratios as the relevant capital measures. Such regulations establish various degrees of corrective action to be taken when an institution is considered undercapitalized. Under the regulations, a "well-capitalized" institution must have a Tier 1 risk-based capital ratio of at least six percent, a total risk-based capital ratio of at least ten percent and a leverage ratio of at least five percent and not be subject to a capital directive order. Under these guidelines, First National Bank of Pennsylvania was considered well capitalized as of December 31, 2003.

      Federal regulators must also take into consideration (a) concentrations of credit risk; (b) interest rate risk (when the interest rate sensitivity of an institution's assets does not match the sensitivity of its liabilities or its off-balance-sheet position) and (c) risks from non-traditional activities, as well as an institution's ability to manage those risks, when determining the adequacy of an institution's capital. This evaluation is made as a part of the institution's regular safety and soundness examination. In addition, the Corporation, and

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any bank with significant trading activity, must incorporate a measure for market risk in their regulatory capital calculations.

Distributions

      The Corporation's funds for cash distributions to its stockholders are derived from a variety of sources, including cash and temporary investments. The primary source of such funds, and funds used to pay principal and interest on its indebtedness, is dividends received from its subsidiaries. In addition to dividends from its subsidiaries, other sources of parent company liquidity for the Corporation include cash and short-term investments. The Corporation's principal subsidiaries are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain capital above regulatory minimums. The appropriate federal regulatory authority is authorized to determine under certain circumstances relating to the financial condition of a bank or bank holding company that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof.

      In addition, the ability of the Corporation and the ability of its principal subsidiaries to pay dividends may be affected by the various minimum capital requirements and the capital and non-capital standards established under FDICIA, as described above. The right of the Corporation, its stockholders and its creditors to participate in any distribution of the assets or earnings of the Corporation's subsidiaries is further subject to the prior claims of creditors of the respective subsidiaries.

Source of Strength

      According to Federal Reserve Board policy, bank holding companies are expected to act as a source of financial strength for each subsidiary bank and to commit resources to support each such subsidiary. This support may be required at times when a bank holding company may not be able to provide such support. Similarly, under the cross-guarantee provisions of the Federal Deposit Insurance Act, in the event of a loss suffered or anticipated by the FDIC either as a result of default of a banking subsidiary or related to FDIC assistance provided to a subsidiary in danger of default, the other bank subsidiaries that are members of the FDIC may be assessed for the FDIC's loss, subject to certain exceptions.

      In addition, if the Corporation's subsidiary bank was no longer "well capitalized" and "well managed" within the meaning of the Bank Holding Company Act and Federal Reserve Board rules (which take into consideration capital ratios, examination ratings and other factors), the expedited processing of certain types of Federal Reserve Board applications would not be available to the Corporation. Moreover, examination ratings of "3" or lower, lower capital ratios than peer group institutions, regulatory concerns regarding management, controls, assets, operations or other factors, can all potentially result in practical limitations on the ability of a bank or bank holding company to engage in new

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activities, grow, acquire new businesses, repurchase its stock or pay dividends or continue to conduct existing activities.

Securities and Exchange Commission

      The Corporation is also subject to regulation by the Securities and Exchange Commission (SEC) by virtue of the Corporation's status as a public company and due to the nature of certain of its businesses.

CONSUMER FINANCE SUBSIDIARY

      The Corporation's consumer finance subsidiary is subject to regulation under Pennsylvania, Tennessee and Ohio state laws that require, among other things, that it maintain licenses for consumer finance operations in effect for each of its offices. Representatives of the Pennsylvania Department of Banking, the Tennessee Department of Financial Institutions and the Ohio Division of Consumer Finance periodically visit the offices of the consumer finance subsidiary and conduct extensive examinations in order to determine compliance with such laws and regulations. Such examinations include a review of loans and the collateral therefor, as well as a check of the procedures employed for making and collecting loans. In addition, the consumer finance subsidiary is subject to certain federal laws which require that certain information relating to credit terms be disclosed to customers and, in certain instances, afford customers the right to rescind transactions.

INSURANCE AGENCY

      The Corporation's insurance agency is subject to licensing requirements and extensive regulation under the laws of the United States and its various states. These laws and regulations are primarily for the benefit of policyholders. In all jurisdictions, the applicable laws and regulations are subject to amendment or interpretation by regulatory authorities. Generally, such authorities are vested with relatively broad discretion to grant, renew and revoke licenses and approvals, and to implement regulations. Licenses may be denied or revoked for various reasons, including the violation of such regulations, conviction of crimes and the like. Possible sanctions that may be imposed for violation of regulations include the suspension of individual employees, limitations on engaging in a particular business for a specified period of time, revocation of licenses, censures and fines.

LIFE INSURANCE SUBSIDIARY

      Penn-Ohio is subject to examination on a triennial basis by the Arizona Department of Insurance. Representatives of the Arizona Department of Insurance periodically examine Penn-Ohio to determine whether it has maintained required reserves, established adequate

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deposits under a reinsurance agreement and complied with reporting requirements under applicable Arizona statutes.

GOVERNMENTAL POLICIES

      The operations of the Corporation and its subsidiaries are affected not only by general economic conditions, but also by the policies of various regulatory authorities. In particular, the Federal Reserve Board regulates money and credit and interest rates in order to influence general economic conditions. These policies have a significant influence on overall growth and distribution of loans, investments and deposits and affect interest rates charged on loans or paid for time and savings deposits. Federal Reserve Board monetary policies have had a significant effect on the operating results of all financial institutions in the past and may continue to do so in the future.

AVAILABLE INFORMATION

      The Corporation maintains a website at www.fnbcorporation.com. The Corporation makes available, free of charge, its annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K on its website as soon as practicable after such reports are filed with the SEC. The Corporation's common stock is traded on the NYSE under the symbol "FNB". The Corporation's Code of Business Conduct and Ethics, the Charters of its Audit, Compensation, Corporate Governance and Nominating Committees and the Corporation's Corporate Governance Guidelines are available on the Corporation's website and in printed form upon request.

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